UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 2)

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☐	Preliminary Proxy Statement	☒	Soliciting Material Pursuant to 240.14a-12
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials

PHARMOS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by Pharmos Corporation Pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Pharmos Corporation

This filing relates to a proposed acquisition by Pharmos Corporation of Vela Pharmaceuticals Inc., a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger dated as of March 14, 2006 (the “Merger Agreement”). The Merger Agreement is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by Pharmos on March 15, 2006, and is incorporated by reference into this filing.

The following is the text of a fact sheet that is being made available on Pharmos’ website, www.pharmoscorp.com:

PHARMOS

www.pharmoscorp.com

vela PHARM

Selected Financial Data

NASDAQ: PARS

Price as of June 29, 2006:	$2.10
52-week high/low:	$2.93 - 1.94
Market capitalization:	$40.1 M
Shares outstanding:	19.1 M
Cash/short term investments*	41.2 M

* As of 3/31/2006

Pharmos Acquisition of Vela Pharmaceuticals, Inc.

A Strong Strategic Fit

- Expands pipeline with later-stage clinical drug candidates targeting large, underserved markets with blockbuster potential
- Transformative transaction that creates a specialty pharmaceutical company focused on nervous system diseases including the brain-gut axis and autoimmune disorders
- Strengthens Pharmos' drug development expertise and broadens its board of directors
- Complements Pharmos' cannabinoid platform technology

The Vela Acquisition Terms

- Payment of $5.0 M in cash
- Issuance of 11.5 M shares of Pharmos common stock
- Milestone payments
  - 4.0 M on successful completion of dextofisopam Phase 2b
  - 4.0 M issued on submission of dextofisopam NDA
- Will add to Pharmos Board of Directors following closing:
  - Tony Evnin, Ph.D., Venrock Associates
  - Chuck Newhall III, New Enterprise Associates, Inc.
  - Srini Akkaraju, M.D., Ph.D., J.P. Morgan Partners, LLC

Pharmos Pipeline

Preclinical
Phase I
Phase II
Phase III
Cannabinor
Nociceptive Pain
Neuropathic Pain
Topical NSAID's*
Nano Diclofenac for OA
Nano Ketorolac for OA
PAR-XXX
Autoimmune

*Nano-Tech emulsion delivery

- Synthetic cannabinoid pipeline in development for pain, autoimmune diseases, cognitive impairment and other conditions
- Cannabinor, lead CB2-selective cannabinoid compound undergoing Phase 2a clinical testing for nociceptive pain (3rd molar); results expected in 2006 Q3
- Cannabinor for neuropathic pain planned for Phase 2a testing in 2006 Q3
- Experienced management team in drug discovery & development

The Vela Opportunity

- Vela's lead drug, dextofisopam, demonstrated positive Phase 2 results in treating irritable bowel syndrome (IBS)
- IBS is a common disorder afflicting up to 35 million Americans, or 10% to 15% of the population, with significant deficiencies in present treatment options
- Additional attractive pipeline assets include VPI-013; Phase 2 data demonstrate improved sexual functions in depressed patients

Vela Pipeline

Preclinical
Phase I
Phase II
Phase III
Dextofisopam
IBS
VPI-013
Female Sexual Dysfunction and Neuropathic Pain
Tianeptine
IBS

- Dextofisopam, a promising and innovative new drug, demonstrated positive Phase 2 data for the treatment of diarrhea-predominant and alternating-type IBS; plans to enter Phase 2b trial in late 2006 or early 2007
- VPI-013, in-licensed from Otsuka Pharmaceutical Co., Ltd., significantly improved overall sexual function, desire/frequency, desire/interest in Phase 2 testing in depressed patients
- Tianeptine, a potential follow-on to dextofisopam for the treatment of IBS

Pharmos U.S.
99 Wood Avenue South/Suite 311
Iselin, NJ 08830 U.S.A.
T: 732-452-9556
F: 732-452-9557

Pharmos Ltd.
Kiryat Weizmann
Rehovot 76326 Israel
T: 972-8-940-9679
F: 972-8-940-9686

Pharmos U.S. Contact
Gale Smith
gale.smith@pharmos-us.com
T: (732) 452-9556

Pharmos Israel Contact
Irit Kopelov
iritk@pharmos.com
T: 972-8-940-9679

Additional Contact
Carol Ruth
cruth@theruthgroup.com
T: 646-536-7004

Additional Contact
John Quirk
jquirk@theruthgroup.com
T: 646-536-7029

In connection with its proposed acquisition of Vela Pharmaceuticals Inc., Pharmos has filed a preliminary proxy statement and other relevant materials, and will be filing additional relevant materials in the near future, with the Securities and Exchange Commission (SEC) relating to a special meeting of shareholders. Investors and security holders of Pharmos are urged to read these documents because they contain important information about Pharmos, Vela and the acquisition. The proxy statement and other existing and forthcoming relevant materials, and any other documents filed by Pharmos with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Pharmos by directing a written request to: Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other existing and forthcoming relevant materials before making any voting or investment decision with respect to the acquisition.

Pharmos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Pharmos in connection with the proposal to issue shares of Pharmos' common stock in the acquisition. Information about those executive officers and directors of Pharmos and their ownership of Pharmos' common stock is set forth in Pharmos' Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Pharmos' executive officers and directors in the acquisition by reading the preliminary proxy statement and other existing and forthcoming relevant materials.